EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2004, except for Note 22 as to which the date is February 27, 2004, relating to the consolidated financial statements of Alabama National BanCorporation, which appears in Alabama National BanCorporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

September 1, 2004